EXHIBIT 10.1 - LOAN AGREEMENT WITH WILLIAM TAY

                            William Tay
                  1422 Chestnut Street, Suite #410
                  Philadelphia, Pennsylvania 19102
                           (215) 893-3662

                          November 1, 2001

  Donar Enterprises, Inc.
  1422 Chestnut Street
  Suite #410
  Philadelphia, PA 19102

  Dear Sirs:

         I hereby agree to lend Donar Enterprises, Inc., a
  Delaware corporation (the "Company"), up to $25,000 to the extent needed and requested by the Company.

         Such loans will be represented by promissory notes
  bearing interest at 10% per annum and due and payable on or before June 30, 2003 in lawful money of the United States of
  America at 1422 Chestnut Street, Suite #410, Philadelphia,
  Pennsylvania 19102 or such other address as the holder may specify by written notice to the Company. In addition, such promissory notes shall include the following terms and conditions:

           -  The Company may, at its option, prepay the note in
           whole or in part without premium but with accrued
           interest;

           -  The holder, at its option, may make extensions of
           the time for payments of the indebtedness or accept
           a renewal note, all without notice, and the Company
           consents to such extensions or renewals, all without
           notice and agrees that any such action shall not
           release it from any liability thereunder;

           -  The Company waives presentment for payment,
           demand, protest, notice of dishonor, notice of
           non-payment of the note and diligence in the
           collection thereof, as conditions of liability under
           the note and also waives trial of jury, counterclaim
           or set-off in the event of litigation by holder to
           enforce payment of the note;

           -  In the event of default under the note, holder
           may take all actions in law and in equity to collect
           on the note and the Company agrees to pay the holder
           such further amount as shall be sufficient to cover
           the costs and expenses of collection, including
           without limitation, reasonable attorney's fees for
           all services rendered in that connection;

           -  The Note may not be changed or terminated orally
           and shall be construed and enforced according to the
           laws of the State of Pennsylvania.

                                      Very truly yours,

                                      /s/ William Tay
                                      ------------------------
                                      William Tay